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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Apple Computer, Inc.

    We consent to incorporation by reference in the registration statements (Nos. 2-70449, 2-77563, 2-85095, 33-00866, 33-24650, 33-31075, 33-40877,
33-47596, 33-57092, 33-57080, 33-53873, 33-53879, 33-53895, 33-60279, 33-60281,
333-07437, and 333-23725) on Forms S-8 and registration statements (No. 33-62310) on Form S-3 and (Nos. 333-10961 and 333-28191) on Forms S-3/A of Apple
Computer, Inc. of our report dated October 15, 1997, relating to the consolidated balance sheet of Apple Computer, Inc. and subsidiaries as of September 26, 1997, and the related consolidated statements of operations, shareholders' equity, and cash flows for the year then ended, and the related schedule, which report appears in the September 26, 1997 annual report on Form 10-K of Apple Computer, Inc.

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                                          /s/ KPMG PEAT MARWICK LLP
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                                            KPMG Peat Marwick LLP
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San Jose, California
December 4, 1997